EXHIBIT 99.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JULY , 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

FORM OF INSTRUCTIONS AS TO USE OF ACCELERATE DIAGNOSTICS, INC.

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AND INFORMATION AGENT,

YOUR BANK OR BROKER AS TO ANY QUESTIONS

The following instructions relate to a rights offering by Accelerate Diagnostics, Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), to the stockholders of its common stock, par value $0.001 per share, as described in the prospectus dated July , 2013 (the “Prospectus”). Holders of our common stock as of 5:00 p.m., New York City time, on July 8, 2013 (the “Record Date”) are receiving, at no charge, 0.064038 non-transferable subscription rights for each share of common stock owned as of that date. The total number of shares of our common stock available to all of our stockholders as a group upon exercise of the subscription rights is 2,487,562.

The subscription rights give our stockholders the opportunity to purchase our common stock for $8.04 per full share. Each subscription right includes a basic subscription privilege and an over-subscription privilege. Under the basic subscription privilege, for each share of common stock that you own as of the Record Date, you will be entitled to purchase 0.064038 shares of common stock at the subscription price of $8.04 per full share.

In addition, any holder of subscription rights exercising his, her or its basic subscription privilege in full will be eligible to subscribe to purchase additional shares of common stock at the same subscription price per share that applies to the basic subscription privilege, subject to the conditions and limitations described further in the Prospectus. We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will be able to satisfy your exercise of the Over-Subscription Privilege only if other holders of Subscription Rights do not elect to purchase all of the shares offered under their Basic Subscription Privilege. We will satisfy Over-Subscription Requests to the extent sufficient shares are available following the exercise of rights under the Basic Subscription Privilege.  If the number of shares of Common Stock requested by all holders exercising the Over-Subscription Privilege is less than the total number of shares available, then subject to the foregoing reservation of rights, each holder of Subscription Rights exercising the Over-Subscription Privilege will receive the total number of shares requested (up to a maximum number of shares equal to such holder’s pro rata allocation, as described in the paragraph set forth immediately below).

If there are not enough shares of Common Stock available to satisfy all subscriptions made under the Over-Subscription Privilege, we will allocate the available shares pro rata among the stockholders exercising their Over-Subscription Privileges.  With respect to any individual stockholder, “pro rata” means the percentage of our issued and outstanding shares of Common Stock that such stockholder owned, beneficially or of record, as of the Record Date.  Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the completion of the Rights Offering.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering. Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of shares of common stock available to you, assuming that no stockholder other than you has purchased any shares of common stock pursuant to their basic subscription privilege and over-subscription privilege. Fractional shares of common stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly.

If the amount you pay in connection with the exercise of your over-subscription privilege exceeds the subscription price of the number of shares allocated to you, you will be allocated only the number of unsubscribed shares available to you (up to the maximum number of shares described above), and any excess subscription payment will be returned to you, without interest, as soon as practicable. If the amount you pay in connection with the exercise of your over-subscription privilege is less than the subscription price of the maximum number of unsubscribed shares available for purchase under your over-subscription privilege, you will be allocated only the number of shares for which you actually paid the subscription price. See “The Rights Offering—The Subscription Rights” in the Prospectus.

You are not required to exercise any or all of your subscription rights.

If any subscription rights remain unexercised after the expiration of the rights offering, Abeja Ventures, LLC (the “Standby Purchaser”) has agreed to purchase, at the subscription price, in a private transaction separate from the rights offering, any and all shares of common stock not subscribed for by the Company’s stockholders pursuant to the exercise of their basic subscription privileges and over-subscription privileges. The Standby Purchaser is owned by, among other individuals and entities, Lawrence Mehren, John Patience, Jack Schuler and Matthew W. Strobeck, each of whom is a director of the Company. Messrs. Mehren and Patience also serve as managers of the Standby Purchaser. No fees or other consideration will be paid by the Company to the Standby Purchaser in exchange for its commitment to purchase any and all unsubscribed shares of common Stock following the rights offering.

The shares issued upon exercise of the subscription rights will be delivered as soon as practicable after the expiration time of the rights offering, which is at 5:00 p.m., New York City time, on July 29, 2013 (the “Expiration Time”), and after all pro rata allocations and adjustments have been completed.

You must properly complete the enclosed Non-Transferable Subscription Rights Certificate and deliver it, along with the full subscription price (including any amounts in respect of your over-subscription privilege), to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., before the Expiration Time. If you send your Non-Transferable Subscription Rights Certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested.

The subscription rights will expire after the Expiration Time. If you do not exercise your subscription rights prior to that time, your subscription rights will expire and will no longer be exercisable. We will not be required to issue shares of our common stock to you if the subscription agent receives your Non-Transferable Subscription Rights Certificate(s) or your subscription payment after that time, regardless of when the Non-Transferable Subscription Rights Certificate(s) and subscription payment were sent. See “The Rights Offering—Expiration Time and Date; Closing; Amendments” in the Prospectus.

If you do not exercise your subscription rights and the rights offering is completed, the number of shares of our common stock you own will not change but your percentage ownership of our total outstanding voting stock will decrease because shares will be purchased by other stockholders in the rights offering and/or by the Standby Purchaser. Your percentage ownership of our voting stock may also decrease if you do not exercise your basic subscription privilege in full. Please see the discussion of risk factors related to the rights offering, including dilution, under the heading “Risk Factors—Risks Related to the Rights Offering,” in the Prospectus.

If you have any questions concerning the rights offering, please contact the subscription agent, Broadridge Corporate Issuer Solutions, Inc., 1981 Marcus Avenue, Suite 100, Lake Success, NY 11042, by telephone at (855) 793-5068 (toll-free).

YOUR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PAYMENT FOR EACH RIGHT THAT IS EXERCISED PURSUANT TO THE BASIC SUBSCRIPTION PRIVILEGE, PLUS THE FULL SUBSCRIPTION PAYMENT FOR ANY ADDITIONAL SHARES OF COMMON STOCK SUBSCRIBED FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION TIME. ONCE YOU HAVE EXERCISED YOUR BASIC SUBSCRIPTION PRIVILEGE AND/OR OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED, EVEN IF YOU LATER LEARN INFORMATION THAT YOU CONSIDER TO BE UNFAVORABLE TO THE EXERCISE OF YOUR SUBSCRIPTION RIGHTS. HOWEVER, IF WE AMEND THE RIGHTS OFFERING TO ALLOW FOR AN EXTENSION OF THE RIGHTS OFFERING FOR A PERIOD OF MORE THAN 30 DAYS OR MAKE A FUNDAMENTAL CHANGE TO THE TERMS SET FORTH IN THE PROSPECTUS, YOU MAY CANCEL YOUR SUBSCRIPTION AND RECEIVE A REFUND OF ANY MONEY YOU HAVE ADVANCED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.	Method of Subscription—Exercise of Subscription Rights.

To exercise your subscription rights, complete your Non-Transferable Subscription Rights Certificate and send the properly completed and executed Non-Transferable Subscription Rights Certificate evidencing such subscription rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the subscription price for each share of common stock subscribed for pursuant to the basic subscription privilege plus the full subscription price for any unsubscribed shares you elect to subscribe for pursuant to the over-subscription privilege, to the subscription agent, on or prior to the Expiration Time. Payment of the subscription price will be held in a segregated account to be maintained by the subscription agent. All payments must be made in United States dollars for the full number of shares of common stock being subscribed for, by cashier’s or certified check drawn upon a United States bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Accelerate Diagnostics, Inc.)”, and sent to the applicable address below:

If delivering by hand or overnight courier:	If delivering by first class mail:
Broadridge Corporate Issuer Solutions, Inc. Attention: Reorganization Department 1981 Marcus Avenue, Suite 100 Lake Success, NY 11042	Broadridge Corporate Issuer Solutions, Inc. Attention: Reorganization Department P.O. Box 1317 Brentwood, NY 11717-0693

Delivery to an address or by a method other than those above will not constitute valid delivery.

When making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Non-Transferable Subscription Rights Certificate on your behalf.

If you do not indicate the number of subscription rights being exercised, or if you do not forward the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent. Any excess subscription payments received by the subscription agent will be returned to you by mail, without interest, as soon as practicable after completion of the rights offering and after all pro rata allocations and adjustments have been completed.

Brokers, custodian banks and other nominee holders of subscription rights who exercise the basic subscription privilege and the over-subscription privilege on behalf of beneficial owners of subscription rights will be required to certify to the subscription agent and the Company, in connection with the exercise of the over-subscription privilege, as to the aggregate number of subscription rights that have been exercised pursuant to the basic subscription privilege and the number of shares of common stock that are being subscribed for pursuant to the over-subscription privilege, by each beneficial owner of subscription rights (including such nominee itself) on whose behalf such nominee holder is acting.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent sufficient shares of our common stock are available following the exercise of subscription rights under the basic subscription privileges.

If the amount you pay in connection with the exercise of your over-subscription privilege exceeds the subscription price of the number of shares allocated to you, you will be allocated only the number of unsubscribed shares available to you, and any excess subscription payment will be returned to you, without interest, as soon as practicable. If the amount you pay in connection with the exercise of your over-subscription privilege is less than the subscription price of the maximum number of unsubscribed shares available for purchase under your over-subscription privilege, you will be allocated only the number of shares for which you actually paid the subscription price. See “The Rights Offering—The Subscription Rights” in the Prospectus.

Fractional shares of our common stock resulting from the exercise of the basic subscription privileges and the over-subscription privileges will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the subscription agent will be returned, without interest, as soon as practicable.

2.	Issuance of Common Stock.

The following deliveries and payments will be made to the address shown on the face of your Non-Transferable Subscription Rights Certificate, unless you provide instructions to the contrary in your Non-Transferable Subscription Rights Certificate.

(a)	Basic Subscription Privilege. As soon as practicable following the Expiration Time and the valid exercise of the subscription rights, the subscription agent will mail to each exercising subscription rights holder certificates representing shares of common stock purchased pursuant to the basic subscription privilege.

(b)	Over-Subscription Privilege. As soon as practicable following the Expiration Time and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, the subscription agent will mail to each subscription rights holder that validly exercises the over-subscription privilege certificates representing the number of shares of common stock, if any, allocated to such subscription rights holder pursuant to the over-subscription privilege.

(c)	Excess Cash Payments. As soon as practicable following the Expiration Time and after all prorations and adjustments contemplated by the terms of the rights offering have been effected, any excess subscription payments received in payment of the subscription price will be mailed by the subscription agent to each subscription rights holder, without interest.

3.	No Sale or Transfer of Subscription Rights.

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your subscription rights to anyone.

4.	Execution.

(a)	Execution by Registered Holder. The signature on the Non-Transferable Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Non-Transferable Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Non-Transferable Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the subscription agent in its sole and absolute discretion, must present to the subscription agent satisfactory evidence of their authority to so act.

(b)	Execution by Person Other than Registered Holder. If the Non-Transferable Subscription Rights Certificate is executed by a person other than the holder named on the face of the Non-Transferable Subscription Rights Certificate, proper evidence of authority of the person executing the Non-Transferable Subscription Rights Certificate must accompany the same unless, for good cause, the subscription agent dispenses with proof of authority.

(c)	Signature Guarantees. Your signature must be guaranteed by an eligible institution if you specify special payment or delivery instructions.

5.	Method of Delivery.

The method of delivery of Non-Transferable Subscription Rights Certificates and payment of the subscription price to the subscription agent will be at the election and risk of the subscription rights holder.

6.	Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company.

In the case of subscription rights that are held of record through The Depository Trust Company (“DTC”), exercises of the basic subscription privilege and of the over-subscription privilege may be effected by instructing DTC to transfer the subscription rights from the DTC account of such holder to the DTC account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised pursuant to the basic subscription privilege and the number of unsubscribed shares subscribed for pursuant to the over-subscription privilege by each beneficial owner of the subscription rights on whose behalf such nominee is acting, and payment of the subscription price for each share of common stock subscribed for pursuant to the basic subscription privilege and the over-subscription privilege.